                                                                     EXHIBIT 5.1

(214) 969-1378


                                August 30, 1995


The Wiser Oil Company
8115 Preston Road, Suite 400
Dallas, Texas  75225

Gentlemen and Ladies:

     We are counsel for The Wiser Oil Company, a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 360,000 shares (the "Shares") of Common Stock, par value $3.00 per share, of the Company for issuance pursuant to the Company's 1991 Stock Incentive Plan, as amended (the "Plan").

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the authorization of the proposed issuance of the Shares pursuant to the Plan. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

     On the basis of the foregoing, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT,
                              A Professional Corporation


                              By:________________________
                                 Kenn W. Webb, Attorney
KWW/rac